UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2020

REDWOOD TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13759	68-0329422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Belvedere Place
Suite 300
Mill Valley, California 94941
(Address of principal executive offices and Zip Code)
(415) 389-7373
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RWT	New York Stock Exchange

Item 2.01.	Completion of Acquisition or Disposition of Assets.

In a Current Report on Form 8-K filed on April 2, 2020 (the "April 2, 2020 8-K"), Redwood Trust, Inc. (the “Company”) previously announced that, as part of management’s efforts to respond to impacts of the novel coronavirus ("COVID-19") pandemic on the Company's business, including by managing liquidity and reducing debt during this period of volatility, it had completed the sale of certain securities during March 2020 and that it had entered into agreements to sell certain residential mortgage loans and securities that were expected to settle during April and May 2020. Upon the completion of COVID-19 related sales of securities and residential mortgage loans between March 18, 2020 and May 1, 2020, the Company received approximately $1.9 billion in gross proceeds. After the repayment of $1.7 billion of debt balances associated with such assets, the Company has generated net cash proceeds of $178 million. Remaining residential mortgage loan and securities sales transactions that are pending completion are expected to settle during the second quarter of 2020. The purchase and sale transactions were completed in a mix of transactions through securities dealers with unidentified counterparties and negotiated transactions with counterparties of the Company’s residential mortgage banking conduit.

Item 2.02.	Results of Operations and Financial Condition;

Item 7.01.	Regulation FD Disclosure.
On May 7, 2020, the Company issued a press release announcing its financial results for the quarter ended March 31, 2020 and The Redwood Review - 1st Quarter 2020, copies of which are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this current report on Form 8-K. Additional information related to the asset sales referenced above is included in the The Redwood Review - 1st Quarter 2020.
The information contained in this Item 2.02 and Item 7.01 and the attached Exhibits 99.1 and 99.2 is furnished to and not filed with the SEC, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

Relying on Order for Reporting Relief

On March 25, 2020, the SEC issued an order (the “Order”) under the Exchange Act of 1934, as amended (the “Exchange Act”), extending the deadlines for filing certain reports made under the Exchange Act, including quarterly reports on Form 10-Q, for registrants subject to the reporting obligations under the Exchange Act that have been particularly impacted by the COVID-19 pandemic and which reports have filing deadlines between March 1 and July 31, 2020. The Company is relying on the Order with respect to its Quarterly Report on Form 10-Q for the three months ended March 31, 2020 (the “Form 10-Q”), which was due to be filed by with the SEC on or before May 11, 2020.

The Company is relying on the Order because, in light of the COVID-19 pandemic, non-essential businesses in the State of California have been closed by the state’s governor’s order, as a result of which Company personnel, its auditors, and its other advisors have been required to work and communicate remotely, which has slowed their ability to complete preparation and review of the Form 10-Q, as well as to assemble all documents necessary to complete the Form 10-Q. Additional information regarding the impact of COVID-19 on the Company's business, operations, and financial results is included in the April 2, 2020 8-K, including under the heading "Risk Factor Update". Accordingly, in reliance upon the Order, the Company currently expects to file the Form 10-Q in mid-May 2020, but in any case not later than June 8, 2020.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press Release dated May 7, 2020
Exhibit 99.2	The Redwood Review – 1st Quarter 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 7, 2020	REDWOOD TRUST, INC.

	By:	/s/ Collin L. Cochrane

Collin L. Cochrane
Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Title

Exhibit 99.1	Press Release dated May 7, 2020
Exhibit 99.2	The Redwood Review – 1st Quarter 2020